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                                                                    Exhibit 23.1





                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 2 to the S- 4 Registration Statement filed on Form S-8 (No. 333-32191) and to the use of our report dated July 25, 1997, with respect to the consolidated financial statements of National-Oilwell, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP

Houston, Texas
October 21, 1997